Exhibit 2.15



                          PLAN AND AGREEMENT OF MERGER

                                       OF

                                    ITIS INC.
                            (a Delaware corporation)

                                      AND

                               ITIS HOLDINGS INC.
                             (a Nevada corporation)

PLAN AND AGREEMENT OF MERGER entered into on August 26, 2002 by ITIS INC., a Delaware corporation ("ITIS"), and approved by resolution adopted by its Board of Directors on said date, and entered into on August 26, 2002 by ITIS HOLDINGS INC., a Nevada corporation ("Holdings"), and approved by resolution adopted by its Board of Directors on said date.

     WHEREAS, ITIS is a business corporation of the State of Delaware with its registered office therein located at 1209 Orange Street, City of Wilmington, County of New Castle; and

     WHEREAS, the total number of shares of stock which ITIS has authority to issue is 150,000,000, of which 100,000,000 are common stock, $.001 par value per share, and 50,000,000 are preferred stock, $.001 par value per share; and

     WHEREAS, Holdings is a business corporation of the State of Nevada with its registered office therein located at 502 East John Street, City of Carson City; and

     WHEREAS, the total number of shares of stock which Holdings has authority to issue is 200,000,000, of which 150,000,000 are common stock, $.001 par value per share, and 50,000,000 are preferred stock, $.001 par value per share; and

     WHEREAS, the General Corporation Law of the State of Delaware permits a merger of a business corporation of the State of Delaware with and into a business corporation of another jurisdiction; and

     WHEREAS, the General Corporation Law of the State of Nevada permits the merger of a business corporation of another jurisdiction with and into a business corporation of the State of Nevada; and

     WHEREAS, ITIS and Holdings and the respective Boards of Directors thereof declare it advisable and to the advantage, welfare, and best interests of said corporations and their respective


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stockholders  to merge ITIS with and into Holdings pursuant to the provisions of the General Corporation Law of the State of Delaware and pursuant to the provisions of the General Corporation Law of the State of Nevada upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and of the mutual agreement of the parties hereto, being thereunto duly entered into by ITIS and approved by a resolution adopted by its Board of Directors and being thereunto duly entered into by Holdings and approved by a resolution adopted by its Board of Directors, the Merger and the terms and conditions thereof and the mode of carrying the same into effect, are hereby determined and agreed upon as hereinafter in this Plan and Agreement of Merger set forth.

     1. ITIS shall, pursuant to the provisions of the General Corporation Law of the State of Delaware and to the provisions of the General Corporation Law of the State of Nevada, be merged with and into Holdings, which shall be the surviving corporation from and after the effective time of the merger and which is sometimes hereinafter referred to as the "surviving corporation", and which shall continue to exist as said surviving corporation under its present name pursuant to the provisions of the General Corporation Law of the State of Nevada. The separate existence of ITIS, which is sometimes hereinafter referred to as the "terminating corporation", shall cease at said effective time in accordance with the provisions of the General Corporation Law of the State of Delaware.

     2. The present Articles of Incorporation of the surviving corporation will be the Articles of Incorporation of the surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Nevada.

     3. The present by-laws of the surviving corporation will be the by-laws of said surviving corporation and will continue in full force and effect until changed, altered, or amended as therein provided and in the manner prescribed by the provisions of the General Corporation Law of the State of Nevada.

     4. The directors and officers in office of the surviving corporation at the effective time of the merger shall be the members of the Board of Directors and the officers of the surviving corporation, all of whom shall hold their directorships and offices until the election and qualification of their respective successors or until their tenure is otherwise terminated in accordance with the by-laws of the surviving corporation.

     5. Each issued share of the common stock, $.001 par value per share, of the terminating corporation shall, from and after the effective time of the merger, be converted into on tenth (0.1) share of the surviving corporation. The surviving corporation shall not issue any certificate or script representing a fractional share but shall instead issue on full share of the surviving corporation for any fractional interest arising from the merger. Pursuant to the laws of the State of Nevada, each share of the terminating corporation shall be tendered to the surviving corporation for exchange into shares of the surviving corporation within 30 days after the effective time of the merger. Upon receipt of such shares of the terminating corporation, the surviving


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corporation  shall  issue  a  certificate  for the whole shares of the surviving corporation that are issuable in exchange for the shares of the terminating corporation. The shares of the surviving corporation that are outstanding immediately prior to the effect time of the merger shall be cancelled and deemed not outstanding as of the effective time of the merger.

     6. Each issued share of the preferred stock, $.001 par value per share, of the terminating corporation shall, from and after the effective time of the merger, be converted into one share of the preferred stock of the surviving corporation, having substantially similar powers, designations, preferences and relative, participating, optional and other rights as the preferred shares of the terminating corporation. Pursuant to the laws of the State of Nevada, each share of the preferred stock of the terminating corporation shall be tendered to the surviving corporation for exchange into shares of the preferred stock of the surviving corporation within 30 days after the effective time of the merger.

     7. The surviving corporation may sue in any court with jurisdiction to cause any stockholder of the terminating corporation to tender certificates representing shares owned by such stockholder to be tendered to the surviving corporation for exchange. Stockholders of the terminating corporation shall have no rights to notices, distributions or voting with respect to the surviving corporation unless the certificates representing shares of the terminating corporation are tendered to the surviving corporation for exchange.

     8. Except to the extent otherwise provided in the terms of outstanding options, warrants or other rights to purchase, or securities convertible into or exchangeable for common stock of the terminating corporation (other than shares of the preferred stock of the terminating corporation), each outstanding option, warrant or other right to purchase, and each outstanding security convertible into or exchangeable for common stock shall be converted into an option, warrant or other right to purchase, or security convertible into or exchangeable for common stock of the surviving corporation on the basis of one share of the surviving corporation for each 10 shares of the terminating corporation. The exercise price or conversion ratio set forth in such option, warrant or other right to purchase, or security convertible into or exchangeable for common stock of the surviving corporation shall be ratably adjusted so that the total exercise or conversion price shall be the same as under the option, warrant, or other right to purchase, or security convertible into or exchangeable for common stock of the terminating corporation.

     9. The surviving corporation does hereby agree that it may be served with process in the State of Delaware in any proceeding for enforcement of any obligation of the terminating corporation, as well as for enforcement of any obligation of the surviving corporation arising from the merger herein provided for, including any suit or other proceeding to enforce the right of any stockholder of the terminating corporation as and when determined in appraisal proceedings pursuant to the provisions of Section 262 of the General Corporation Law of the State of Delaware; does hereby irrevocably appoint the Secretary of State of the State of Delaware as its agent to accept service of process in any such suit or other proceedings; and does hereby specify the following address without the State of Delaware to which a copy of such process shall be mailed by the Secretary of State of the State of Delaware:


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                         10750  Hammerly
                         Second  Floor
                         Houston,  Texas  77043

     10. In the event that this Plan and Agreement of Merger shall have been fully approved and adopted upon behalf of the terminating corporation in accordance with the provisions of the General Corporation Law of the State of Delaware and upon behalf of the surviving corporation in accordance with the provisions of the General Corporation Law of the State of Nevada, the said corporations agree that they will cause to be executed and filed and recorded any document or documents prescribed by the laws of the State of Delaware and by the laws of the State of Nevada, and that they will cause to be performed all necessary acts within the State of Delaware and the State of Nevada and elsewhere to effectuate the merger herein provided for.

     11. The Board of Directors and the proper officers of the terminating corporation and of the surviving corporation are hereby authorized, empowered, and directed to do any and all acts and things, and to make, execute, deliver, file, and record any and all instruments, papers, and documents which shall be or become necessary, proper, or convenient to carry out or put into effect any of the provisions of this Plan and Agreement of Merger or of the merger herein provided for.

     12. The effective time of this Plan and Agreement of Merger, and the time at which the merger herein agreed shall become effective in the State of Delaware and the State of Nevada, shall be on the last to occur of:

     (a) the approval of this Plan and Agreement of Merger by the stockholders of the terminating corporation in accordance with the General Corporation Law of the State of Delaware; or

     (b) the date this Plan and Agreement of Merger, or a certificate of merger meeting the requirements of the General Corporation Law of the State of Nevada, is filed with the Secretary of State of the State of Nevada.

     13. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be terminated at any time prior to the filing thereof with the Secretary of State of the State of Nevada.

     14. Notwithstanding the full approval and adoption of this Plan and Agreement of Merger, the said Plan and Agreement of Merger may be amended at any time and from time to time prior to the filing thereof with the Secretary of State of the State of Delaware and at any time and from time to time prior to the filing of any requisite merger documents with the Secretary of State of the State of Nevada except that, without the approval of the stockholders of ITIS and the stockholders of Holdings, no such amendment may (a) change the rate of exchange for any shares of ITIS or the types or amounts of consideration that will be distributed to the holders of the shares of stock of ITIS; (b) change any term of the Articles of Incorporation of the surviving corporation; or (c) adversely affect any of the rights of the stockholders of ITIS or Holdings.


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     IN  WITNESS  WHEREOF,  this Plan and Agreement of Merger is hereby executed upon  behalf  of  each  of  the  constituent  corporations  parties  thereto.

Dated:  August 26, 2002                    ITIS INC.

                                      By:  /s/  Hunter M.A. Carr
                                           Hunter M.A. Carr
                                           President

                                           ITIS HOLDINGS INC.

                                      By:  /s/ Hunter M.A. Carr
                                           Hunter M.A. Carr
                                           President


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